EXHIBIT 10.1

EXHIBIT A

Alfonso Knoll
Highlight Networks, Inc.
7325 Oswego Road
Liverpool, NY 13090

                   November 1, 2013

Dr. Alexandre Scheer
Data Capital Corp.
228 Park Avenue South
Suite 90767
New York, NY 10003

Re:            Engagement Agreement between Highlight Networks, Inc. and Data
             Capital Corp.

Dear Dr. Scheer:

This letter seeks to define and confirm the terms of engagement of Data Capital Corp., a Delaware corporation, with offices located at 228 Park Avenue South #90767 New York, NY 10003 (“DATA CAPITAL CORP.”, “Structuring Agent”, “DCC” and/or  “Finder”) by Highlight Networks, Inc., a Nevada Corporation, having its principal place of business at 1001 State Street, Erie, PA 16501, together with its successors, assigns, subsidiaries and affiliates (hereinafter referred to as “HNET”), made as of the date countersigned below.

DEFINITIONS AND INTERPRETATIONS

Captions and Section Numbers. The headings and section references in this Engagement Agreement and supporting exhibits are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

Extended Meanings. The words “hereof”, “herein”, “hereunder”, “hereto” and similar expressions used in any clause, paragraph or section of this Agreement and any Addendums and/or Exhibits attached to this Agreement will relate to the whole of this Agreement including any attached Addendums and/or Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

Database. DCC manages a database (“DCC Database”) of over 265,000,000 US Households, 26,000,000 investors of which 6,000,000 are investors in penny stocks and 400,000 daily active buyers of penny stock promotions.  DCC also manages an accredited investor database of over 6,000,000 individuals. All data is double opt-in and complies with the Can-SPAM laws.

Section References and Schedules. Any reference to a particular “article”, “section”, “paragraph” or other subdivision of this Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Agreement and by such reference is incorporated into and made part of this Agreement.

AGREEMENT

Engagement of DATA CAPITAL CORP. HNET hereby engages DATA CAPITAL CORP., and DATA CAPITAL CORP. with its countersignature below hereby accepts such engagement, to act as HNET’s structuring agent, finder and consultant with respect to various “Services” (as described herein) and “Transactions” (as defined herein). A “Transaction” shall mean the acquisition of all or any part of the share capital of HNET, an investment into, loan to, or financing of HNET by a Funding Source or any Associated Party thereof (“Funding Source”), a joint venture between HNET and any Funding Source and any other potential business transaction or opportunity involving HNET and a Funding Source. “Funding Source” shall mean any individual, institution or corporate entity (or any “Associated Party” thereof) introduced to HNET by DATA CAPITAL CORP. with which HNET is not in discussions in connection with a potential transaction prior to such introduction.  DATA CAPITAL CORP. and HNET shall keep a written record of all Funding Sources.

Provisions of Engagement.

Services. On the terms and subject to the conditions contained herein, and in order to assist HNET in completing various Transactions, DATA CAPITAL CORP. shall, if agreed to by HNET, use its best efforts to provide the following services:

(i)    DCC shall prepare for approval and final submission by HNET all documents necessary to convert from a 1934 Act filer to a Business Development Company under the Investment Company Act of 1940(Sections 55-65 of the Act). The following documents are required to perfect this election:
    a.   Form N-6f (Notice of Intent)
    b.   Form N-54a (Notice of Election)
    c.   Form 40-17g (Fidelity Bond)
    d.   Form 1-e
(ii)    DCC shall develop a corporate profile for HNET that once approved by HNET will be sent to the DCC Accredited Database. This will be done to introduce qualified accredited investors to HNET to complete their Form 1-e offering;
(iii)    DCC shall design a landing page (to be approved by HNET) via http://www.eVitefunding.com for the purpose of capturing accredited investors
(iv)    DCC shall provide HNET a confidential login via Http://www.eViteFunding.com so that HNET can track and distribute offering documents to the accredited investors that have submitted request;

(v)    DCC shall track the logistics on behalf of HNET to ensure that leads are received, offering documents our sent and received and funding has occurred;
(vi)    DCC shall facilitate any follow on discussions (while telephonic of electronic) with the accredited investor that express interest in learning more about HNET.  DCC shall provide this service on behalf of HNET but at no time shall DCC represent themselves as an employee of HNET. In the event the accredited investor acknowledges their intent to participate in the offering, DCC shall establish direct communication between the accredited investor and HNET to facilitate their investment;
(vii)    DCC shall assist HNET in providing and obtaining information related to institutional funding sources and/or the various Transactions contemplated herein; and (viii) such other services as the parties may agree to in writing(s) executed by both parties.

Right of First Refusal.  HNET will provide DATA CAPITAL CORP. with the right of first refusal to serve as a financial advisor or to act as a joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization, or sale of some or all of the equity or assets of HNET (collectively, “Future Services”), with the exception of any extension, expansion or revision of HNET’s existing credit facilities or the award or grant of securities to employees, directors and/or officers of the Company.  In the event HNET notifies DATA CAPITAL CORP. of its intention to pursue an activity that would enable DATA CAPITAL CORP. to exercise its right of first refusal to provide Future Services, DATA CAPITAL CORP. shall notify HNET of its election to provide such Future Services, including notification of the compensation and other terms to which DATA CAPITAL CORP. claims to be entitled, within 10 days of written notice by HNET.  In the event HNET engages DATA CAPITAL CORP. to provide such Future Services, DATA CAPITAL CORP. will be compensated in accordance with the terms of this agreement. It is hereby acknowledged that HNET has two funding agreements currently under contract that are not applicable to this Right of First Refusal.

Identification of Funding Sources.  DATA CAPITAL CORP. shall identify Funding Sources to HNET and HNET shall disclose to DATA CAPITAL CORP. if it is already in discussions with any such Funding Sources so identified.  DATA CAPITAL CORP. shall register and identify such Funding Sources/Clients by submitting to HNET a Client Registration Form, a form of which is attached hereto and marked “Exhibit A”.

Term of the Engagement.  This Agreement and the Engagement specified herein shall be in full force and effect for a period of three (3) months from the date hereof.  At the option of the respective parties hereto, the term may be extended for an additional term of nine (9) months.

Representations and Warranties of DATA CAPITAL CORP.  DATA CAPITAL CORP. represents and warrants to and covenants with the Company that DATA CAPITAL CORP. is duly incorporated and validly existing and in good standing under the laws of the State of Delaware; that although DATA CAPITAL CORP. will be speaking to its members on behalf of HNET, they are not registered as a broker/dealer; and any offers and sales of securities by DATA CAPITAL CORP. on behalf of HNET will be made only in accordance with this Agreement and in compliance with the provisions Regulation D promulgated thereunder (it being understood and agreed that DATA CAPITAL CORP. shall be entitled to rely upon the information and statements provided by HNET), and DATA CAPITAL CORP. will furnish to each investor a copy of the Offering Documents prior to accepting any subscription for the securities.

Compensation. Throughout the course of what DATA CAPITAL CORP. anticipates will be a long-term relationship with HNET, DATA CAPITAL CORP. will perform only such services as may be agreed to from time to time.  DATA CAPITAL CORP. shall receive compensation as follows:

Structuring and Corporate Finance Fees.  No fees shall be paid to DCC for structuring.

Retainer.  A one-time fee of 4,000,000 shares of common stock shall be issued to DCC in the following manner:

1.	2,000,000 shares issued to Gemini Group Global Corp. (EIN: 05-0547629)

2.	2,000,000 shares issued to Data Capital Corp. (EIN: 46-2827465)

1,000,000 shares shall be issued to Gemini Group Global Corp (EIN: 05-0547629) immediately upon execution of this agreement.  These shares shall be sent to 228 Park Ave South, Suite 90767 New York, NY 10003. These shares shall be issued promulgated under Rule 144.

The remaining 3,000,000 shall be issued and held by HNET counsel until the following performance benchmarks are achieved:

1.	1,000,000 shares shall be delivered to Gemini Group Global when HNET receives $1,000,000 from DCC investors.
2.	1,000,000 shares shall be delivered to Data Capital Corp when HNET receives $3,000,000 from DCC investors.
3.	1,000,000 shares shall be delivered to Data Capital Corp when HNET receives $5,000,000 from DCC Investors.

Success Fee.                      Please see NEIMA Agreement (Exhibit C).

Termination.Upon a material breach by either party, the other party may terminate the within Agreement by notifying the breaching party in writing, unless such breach is curable and is in fact cured within 15 days after such notice.  In any event, after the expiration of the first, twelve-month term of the within Agreement, either party may terminate the within Agreement upon 60-days’ written notice to the other.  Notwithstanding the foregoing, all provisions of the Agreement shall survive the termination of the Agreement with respect to Funding Sources identified by DATA CAPITAL CORP. to HNET prior to such termination, and DATA CAPITAL CORP. shall be entitled to receive the Compensation set forth herein if HNET and any such Funding Source enter into binding agreements to complete a Transaction prior to the termination of the within Agreement or for a period of three years thereafter.

Indemnification.  Each party (respectively, the "Indemnifying Party") shall indemnify the other party and the other party's affiliates, directors, officers, employees, agents, consultants, attorneys, accountants and other representatives (each an “Indemnified Person”) and shall hold each Indemnified Person harmless, to the fullest extent permitted by law, from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorney’s fees and costs), as they are incurred, in connection with the subject Services and Transaction(s), resulting from the Indemnifying Party's negligence, bad faith or willful misconduct in connection with the Transaction, any violation by the Indemnifying Party (not caused by the Indemnifying Party) of Federal or state securities laws in connection with the Transaction, or any breach by the Indemnifying Party of any of the terms of the within Agreement.

Confidentiality.  All “Confidential Information” (as defined below) furnished to DATA CAPITAL CORP. by HNET shall be confidential and remain the property of HNET, and may not be copied or otherwise reproduced for use in any way except in connection with Services to be performed hereunder.  DATA CAPITAL CORP. agrees not to disclose Confidential Information to third parties unless such disclosure is expressly approved by HNET. All Confidential Information furnished to HNET by DATA CAPITAL CORP. shall be confidential and remain the property of DATA CAPITAL CORP., and may not be copied or otherwise reproduced for use in any way except in connection with Services to be performed hereunder.  HNET agrees not to disclose Confidential Information to third parties unless such disclosure is expressly approved by DATA CAPITAL CORP.

Assignment.  No Assignment of this Agreement shall be made without the prior written consent of the other party.

Notice.  Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile, sent via e-mail or three days after being mailed by first class mail, properly addressed to the party to receive such notice, at the following addresses:

    If to Highlight Networks, Inc.:

    Alfonso Knoll
    Highlight Networks, Inc.
    7325 Oswego Rd.
    Liverpool, NY 13090
    Telephone: 315-451-4722
a.	If to DATA CAPITAL CORP.

    Data Capital Corp.
    Dr. Alexandre Scheer
    228 Park Avenue South, Suite 90767
    New York, NY 10003
    Telephone: 888-531-4931
    Email: info@g3corp.net

Governing Law.  The Agreement shall be governed by, and shall be construed, and the rights and liabilities determined, in accordance with the laws of New York.

Jurisdiction.  HNET irrevocably agrees, for the benefit of DATA CAPITAL CORP., that the courts of the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Agreement and for such purpose irrevocably submits to the exclusive jurisdiction of such courts, provided that nothing contained in this Section 10 shall limit the right of DATA CAPITAL CORP. to make use of any other court of competent jurisdiction. The taking of such proceedings in one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy arising under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, and (iii) each such party makes this waiver voluntarily.

Waivers.  No delay or omission on the part of DATA CAPITAL CORP. or HNET in exercising any right or remedy under the Agreement shall impair the right or remedy or operate as or be taken to be a waiver of it. Any single partial or defective exercise by DATA CAPITAL CORP. or HNET of any such right or remedy shall not preclude any other or further exercise under the Agreement of that or any other right or remedy.  The remedies provided under the Agreement are cumulative and not exclusive of any remedies provided by law.

Further Actions.  Subject to the terms and conditions contained in this Agreement, the parties hereto agree to cooperate and take all such further actions and execute any additional instruments as may reasonably be necessary to carry out, consummate and give effect to the transactions contemplated by this Agreement.

Fees and Expenses. Each party hereto shall bear its own out-of-pocket costs and expenses incident to the preparation, negotiation and execution of this Agreement and the other Transaction Documents.

Entire Agreement; Amendment.  This Agreement and the other Transaction Documents (including any Exhibits hereto) constitute the entire agreement between the parties with respect to the subject matter hereof or thereof and supersede and merge all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

Severability.  If at any time any of the provisions of the Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Agreement nor the legality or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

Headings.  The Section headings contained herein are for the purposes of convenience of reference only and are not intended to define or limit the contents of said Sections.

Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute but one and the same instrument.

Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Authorization To Execute The Within Document.  The undersigned, on behalf of HNET, is authorized to execute the within agreement, which said authority is confirmed by a Resolution of the Board of Directors, a sample format of which is attached hereto, incorporated herein and marked “Exhibit B”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date adjacent to their respective signature.

HIGHLIGHT NETWORKS, INC.

   By:    S/ Alfonso Knoll_________________________11/1/2013
            Alfonso Knoll                                                                  DATE

Acknowledged and Agreed to:

DATA CAPITAL CORP.

     By:    S/ Dr. Alexandre Scheer__________________11/2/2013
           Dr. Alexandre Scheer, Chairman                                     DATE

“EXHIBIT A”

CONTACT LIST/CLIENT REGISTRATION

Registering Party: (“DATA CAPITAL CORP.”)

As of this date, _________, 2013, DATA CAPITAL CORP. registers the following potential clients with HNET:
1.           __________________________________________
2.           __________________________________________
3.           __________________________________________
4.           __________________________________________

Compensation shall be paid in accordance with and pursuant to the terms and conditions of that Structuring Fee Agreement by and between DATA CAPITAL CORP. and HNET dated ___________, 2013, to which this form is attached.

DATA CAPITAL CORP.

By: _____________________________________________
       Duly Authorized Representative                    Date

HIGHLIGHT NETWORKS, INC.

By: _____________________________________________
       Duly Authorized Representative                   Date

 “EXHIBIT B”

BOARD RESOLUTION APPROVING AN ENGAGEMENT AGREEMENT

WHEREAS, it is deemed desirable and in the best interests of this corporation that the following actions be taken by the Directors of HIGHLIGHT NETWORKS, INC., a Nevada Corporate pursuant to this Resolution,

NOW, THEREFORE, BE IT RESOLVED that, pursuant to applicable law, the undersigned, being all of the Directors of this corporation, hereby consent to, approve, and adopt the following:

ENGAGEMENT AGREEMENT

RESOLVED THAT, the officers of this corporation are, and any of them hereby is, authorized to negotiate, execute, deliver and carry out on behalf of this corporation an Engagement Agreement (the “Agreement”) with DATA CAPITAL CORP., substantially in the form presented to the directors, but with such changes and additions as such officers may deem to be in the best interests of this corporation (such determination that a change or addition is in the best interests of this corporation to be conclusively evidenced by such officer’s execution of the Agreement).

RESOLVED FURTHER, that the officers of this corporation hereby are authorized and directed to execute and deliver in connection with the closing of the transactions contemplated by the Agreement all documents and instruments required to be executed and/or delivered by this corporation pursuant to the Agreement or any transaction contemplated thereby, including but not limited to all exhibits to the Agreement, and to take all other action deemed by such officers to be reasonably necessary or appropriate to the negotiation, execution, or effectuation of the Agreement or any transaction contemplated thereby or entered into in connection therewith.

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

Date:           __________________

_________________________________
Director

                            __________________________________
                            Director

EXHIBIT C

THIS NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT(NEIMA), effective as of Wednesday, November 06, 2013, by and between the undersigned, HIGHLIGHT NETWORKS, INC. a Nevada Corporation (hereinafter referred to as “Participant” and or "HNET"), and DCC Trading, LLC, a ________ Limited Liability Company with a mailing address of 228 Park Ave South suite 90767 New York, NY 10003 which is a wholly owned subsidiary of Data Capital Corp. (hereinafter sometimes referred to as “Participant” and or "DCCT") and collectively this agreement is known as NEIMA.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS AGREED:

1.
FORMATION:  The undersigned hereby form a NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA) in accordance with and subject to the laws of the State of Delaware. The NEIMA shall operate through the specific trading account managed by DCC Trading, LLC held with Speed Trader (account # ____________________) or a suitable account agreed to by both parties.

2.
TERM:  The NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA) shall begin on October ____, 2013, and shall continue until October _____, 2015 and thereafter from year to year, unless earlier terminated as hereinafter provided.

3.
PURPOSE:  The only purpose of the NEIMA is to buy and sell assets of the NEIMA solely in stocks, bonds, and other securities ("Securities") for the proposed financial benefit of the NEIMA. Emphasis is placed on following the guidelines of the National Association of Investors Corporation (NAIC) for short-term investing.

4.
JOINT VENTURERS:  The participants of the NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA) shall be any person signing this document, or a person who has agreed in writing to join the NEIMA stating agreement to abide by this NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA).

5.	MEETINGS: Mandatory weekly meetings shall be held as determined by the signing parties of this NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA).

6.
CONTRIBUTIONS:  HNET contributed thirty percent of the net asset value under management of HNET as defined through sections 55 through 65 of the Investment Company Act of 1940. This percentage call be calculated and re-balanced monthly.

7.
VALUE OF NEIMA:  The current value of the assets of the NEIMA, less the current value of the liabilities of NEIMA (hereinafter referred to as "Value of NEIMA"), shall be determined through a detailed weekly accounting between NEIMA.

8.
CAPITAL ACCOUNTS:  A capital account shall be maintained in the name of each HNET. Any increase or decrease in the value of NEIMA on any valuation date shall be credited or debited, respectively, to NEIMA's capital account. Any other method of valuing NEIMA’s capital account may be substituted for this method, provided the substituted method results in exactly the same valuation as previously provided herein. NEIMA’s capital contribution to, or capital withdrawal from, NEIMA shall be credited, or debited, respectively, to NEIMA’s capital account.

9.	MANAGEMENT: Each member of NEIMA shall participate in the management and conduct of the affairs of HNET.

10.
SHARING OF PROFITS AND LOSSES:  Net profits and losses of NEIMA shall inure to, and be borne by, NEIMA and distributed in accordance with paragraph 15. In the event of profit, weekly wire transfers shall be initiated and executed by DCCT, to each member of NEIMA, as outlined as exhibits to this agreement, and will be confirmed to both parties via email.

11.	BOOKS OF ACCOUNTS: Books of account of the transactions of NEIMA shall be kept by DCCT, and at all times be available and open to inspection and examination by any member of NEIMA.

12.
ANNUAL ACCOUNTING:  Each calendar year a full and complete account of the condition of NEIMA shall be made to the NEIMA. This is only applicable if the joint venture is extended past the first term as defined in this agreement.

13.
BANK ACCOUNT:  DCCT may select a bank for the purpose of opening a bank account for NEIMA. Funds in the bank account shall be withdrawn by checks signed by no less than two (2) participants of NEIMA designated by NEIMA. Based on the short length of this agreement, a bank account will not be opened unless this agreement is extended past the first term as defined in this agreement.

14.
BROKER ACCOUNT:  None of the participants of this NEIMA shall be a broker. However, NEIMA may select a broker and enter into such agreements with the broker as required for the purchase or sale of securities. Securities owned by NEIMA shall be held in the name of DCCT but segregated under Prime relationships as the property of NEIMA fbo HNET.

Any corporation or transfer agent called upon to transfer any securities to or from the name of NEIMA shall be entitled to rely on instructions or assignments signed by any member of NEIMA without inquiry as to the authority of the person(s) signing such instructions or assignments, or as to the validity of any transfer to or from the name of NEIMA.

At the time of a transfer of securities, the corporation or transfer agent is entitled to assume (1) that NEIMA is still in existence (2) that this Agreement is in full force and effect and has not been amended unless the corporation or transfer agent has received written notice to the contrary.

15.	COMPENSATION:

Notwithstanding anything herein contained to the contrary, each Joint Venturer agrees that both participants of NEIMA shall be compensated from the net profit of the portfolio calculated monthly and distributed to each partner as agreed to by both parties, beginning the second month. All further distributions will be distributed weekly as follows:

                                 HNET                      DCCT

Month 1

Month 2                                  80%                      20%

Month 3 and

Thereafter                                80%                      20%

SPECIAL TERM: A weekly, un-audited P&L will be submitted to the NEIMA for their review. Equipment costs and all other reasonable expenses shall be paid from the gross profit and must be agreed upon in writing by NEIMA before funds are disbursed from NEIMA Accounts.

16.	ADDITIONAL PARTICIPANTS: Additional NEIMA members may be admitted at any time, upon the unanimous consent of NEIMA.

a.	FAMILY MEMBER: Any person to whom a NEIMA member gives unconditional love. This person may be a family member biologically, extended, or chosen.

b.
TRANSFERS TO A TRUST:  A NEIMA member, after giving written notice to the other participants, may transfer his interest in NEIMA to a revocable living trust of which that participant is the grantor and sole trustee.

c.
REMOVAL OF A PARTICIPANT:  Any participant may be removed by agreement of NEIMA. Written notice of a meeting where removal of a participant is to be considered shall include a specific reference to such matter. The removal shall become effective upon payment of the value of the removed participants capital account, which shall be in accordance with the provisions on full withdrawal of a participant noted in paragraphs 16 a-c. The vote action shall be treated as receipt of request for withdrawal.

17.
TERMINATION OF PARTICIPANT:  The participant may be terminated by agreement of NEIMA. Written notice of the meeting where termination of the participant is to be considered shall include a specific reference to such matter. The participant shall terminate upon a majority vote of all remaining participants of NEIMA. Written notice of the decision to terminate the participant shall be given to all NEIMA. Payment shall then be made of all the liabilities of NEIMA and a final distribution of the remaining assets either in cash, shall promptly be made to the participant or their personal representatives in proportion to each participant’s capital account.

18. FORBIDDEN ACTS. NO PARTICIPANT SHALL:

a.   Have the right or the authority to bind or obligate NEIMA to any extent whatsoever with regard to any matter outside the scope of the NEIMA purpose.

b. Except as provided in paragraph 16b, without the unanimous consent of all the other participants, assign, transfer, pledge, mortgage, or sell all or part of its interest in NEIMA to any other participant or other person whomsoever, or enter into any agreement as the result of which any person or persons not a participant shall become interested with such entity in NEIMA.

c.   Purchase an investment for NEIMA where less than the full purchase price is paid for same.

d.   Use the participants name, credit, or property for other than NEIMA purposes.

e.   Do any act detrimental to the interests of NEIMA or which would make it impossible to carry on the purpose of NEIMA.

This NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA) shall be binding upon the respective heirs, executors, trustees, administrators and personal representatives of NEIMA participants. The participants have caused the NON-ELIGIBLE INVESTMENT MANAGEMENT AGREEMENT (NEIMA) to be executed on the dates indicated below, effective as of the date indicated above.

Date:           November 1, 2013                                           “HIGHLIGHT NETWORKS, INC."

A Nevada Corporation

By: __S/Alfonso Knoll________________

Its: Authorized Representative__

"DCC Trading, LLC"
                                                     A Limited Liability Company

By: __S/Dr. Alexandre Scheer____
Date:           November 2, 2013                                           Duly Authorized Representative

_________________________________
Print Name

_________________________________

_________________________________